Exhibit (c)(8)

Supply Chain Software Company Trading Analysis

Enterprise Value in millions as of (3/6/09)

Financial Data as of 12/31/08 unless otherwise indicated

Company Name	Market Cap	TEV	LTM					2009E				2010E
			TEV/ Rev	TEV/ EBITDA		P/E		TEV/ Rev	TEV/ EBITDA	P/E		TEV/ Rev	TEV/ EBITDA	P/E
SCM Software
Ariba, Inc.	$730.9	$635.4	1.9x	235.3x	*	NM		1.8x	9.0x	13.1x		1.7x	8.2x	10.2x
Descartes System Group, Inc. (2)	118.7	63.9	0.9x	3.9x		5.0x		1.1x	4.4x	11.4x		1.1x	3.9x	11.9x
I2 Technologies, Inc.	156.0	109.7	0.4x	3.3x		1.8x		0.5x	4.0x	11.5x		0.5x	3.4x	8.3x
JDA Software Group Inc.	303.6	320.9	0.8x	3.4x		55.1x	*	0.9x	3.7x	6.7x		0.8x	3.5x	6.1x
Kewill plc (1)	45.8	46.5	0.6x	4.3x		15.0x		0.6x	3.5x	0.1x	*	0.5x	3.0x	0.1x	*
Manhattan Associates, Inc.	332.6	246.9	0.7x	5.1x		15.0x		0.8x	4.5x	11.5x		0.7x	4.0x	9.7x

Mean			0.9x	4.0x		9.2x		0.9x	4.8x	10.9x		0.9x	4.3x	9.3x
Median			0.8x	3.9x		10.0x		0.8x	4.2x	11.5x		0.8x	3.7x	9.7x

Murphy (3)	103.4	39.0	0.5x	3.4x		37.7x		0.5x	2.6x	17.0x		0.4x	2.4x	16.0x
Jones (3)	61.8	14.5	0.3x	1.2x		11.0x		NA	NA	NA		NA	NA	NA

Source: Company filings and Bloomberg.

*	Excluded from calculation of high, low, mean and median
(1)	LTM as of 9/30/08.
(2)	LTM as of 10/31/08.
(3)	LTM as of 1/31/09.

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